EXHIBIT 10.7

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made as of   May 6 , 2016 (the “Effective Date”), by and between BURNHAM CENTER-111 WEST WASHINGTON, LLC, a Delaware limited liability company (“Landlord”), and GRUBHUB HOLDINGS INC., a Delaware corporation (“Tenant”).

RECITALS:

A.  Landlord and Tenant are parties to an Office Building Lease dated March 23, 2012, as amended by First Amendment to Lease dated December 11, 2013, and by Second Amendment to Lease dated October 5, 2015 (the “Second Amendment” and collectively, the “Existing Lease”), whereby Landlord leases to Tenant certain premises consisting of approximately 102,132 rentable square feet in the building located at 111 West Washington Street, Chicago, Illinois (the “Building”), as more particularly described in the Existing Lease. The Existing Lease, together with this Amendment is sometimes collectively referred to as the “Lease”.

B.  Pursuant to the Second Amendment, Landlord agreed to lease to Tenant and Tenant agreed to lease from Landlord certain premises located on the 8th floor of the Building and defined in the Second Amendment as Expansion Space B.

C.  Landlord and Tenant previously executed that certain Commencement Date Memorandum dated November 17, 2015 (the “Existing CDM”) memorializing, among other things, Commencement Date A (as defined in the Second Amendment) as March 15, 2016, Commencement Date B (as defined in the Second Amendment) as January 1, 2017, and Annual Base Rent for the remainder of the Term, including for Expansion Space B commencing on January 1, 2017.

D.  Tenant desires to take possession of portions of Expansion Space B prior to Delivery Deadline B (as defined in the Second Amendment) and Landlord is willing to permit Tenant to take possession of portions of Expansion Space B on the dates set forth in this Amendment and otherwise on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.  DEFINITIONS.

(a)  General Definitions. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

(b)  Specific Definitions. For purposes of this Amendment, the following definitions shall apply:

(i)  “Portion A” means that portion of Expansion Space B labeled on Exhibit A attached hereto consisting of approximately 18,788 rentable square feet located on the 8th floor of the Building.

(ii)  “Portion B” means that portion of Expansion Space B labeled on Exhibit A attached hereto consisting of approximately 4,584 rentable square feet located on the 8th floor of the Building.

(iii) “Portion C” means that portion of Expansion Space B labeled on Exhibit A attached hereto consisting of approximately 2,973 rentable square feet located on the 8th floor of the Building.

(iv) “Portion D” means that portion of Expansion Space B labeled on Exhibit A attached hereto consisting of certain corridors, restrooms, and elevator lobbies located on the 8th floor of the Building.

Other terms not defined in the Lease and used herein shall have the definitions given to them in the body of this Amendment.

2. DELIVERY OF PORTION A AND PORTION B.

(a)  Date of Delivery. As soon as practicable after the Effective Date, Landlord shall deliver possession of Portion A and Portion B to Tenant. Landlord anticipates that delivery of Portion A and Portion B to Tenant shall occur on or before May 15, 2016.

(b)  Condition of Portion A and Portion B. Notwithstanding anything in the Second Amendment to the contrary, Landlord shall deliver Portion A and Portion B to Tenant in its current “as-is” condition. Any demolition, floor leveling, or other work required to prepare Portion A and Portion B for Tenant’s occupancy shall be performed by Tenant, at Tenant’s sole cost, pursuant to the terms and conditions of Exhibit C to the Second Amendment.

(c)  Term. The lease term for Portion A and Portion B shall commence on the date that is the later of (i) ninety (90) days following delivery of Portion A and Portion B to Tenant and (ii) August 1, 2016 (the “Portion A/B Rent Commencement Date”).

(d)  Rent for Portion A and Portion B. Effective as of the Portion A/B Rent Commencement Date and continuing until the Portion C Rent Commencement Date (defined below), Tenant shall pay Base Rent for Portion A and Portion B at the same per square foot rate applicable to Expansion Space B set forth in Section 4(c) of the Second Amendment.

3.  DELIVERY OF PORTION C.

(a)  Date of Delivery. Landlord shall use commercially reasonable efforts to deliver possession of Portion C to Tenant on or before November 15, 2016. Tenant acknowledges that Portion C is currently occupied by another tenant and that Landlord will use commercially reasonable efforts to cause such Tenant to surrender Portion C to Landlord promptly upon the expiration of such Tenant’s lease.

(b)  Condition of Portion C. Notwithstanding anything in the Second Amendment to the contrary, Landlord shall deliver Portion C to Tenant in its current “as-is” condition. Any demolition, floor leveling, or other work required to prepare Portion C for Tenant’s occupancy shall be performed by Tenant, at Tenant’s sole cost, pursuant to the terms and conditions of Exhibit C to the Second Amendment.

(c)  Term. The lease term for Portion C shall commence on the date that is ninety (90) days following delivery of Portion C to Tenant (the “Portion C Rent Commencement Date”). The parties acknowledge that “Commencement Date B” as defined in the Second Amendment shall be deemed to have occurred on the date that is ninety (90) days following delivery of Portion C to Tenant.

(d)  Rent for Portion C. Effective as of the Portion C Rent Commencement Date, Tenant shall commence paying Base Rent for the entire Expansion Space B pursuant to Section 4(c) of the Second Amendment and the Abated Rent B shall commence on such date pursuant to Section 4(d) of the Second Amendment.

4.  DELIVERY OF PORTION D.

(a)  Delivery of Portion D. Portion D shall remain part of the Common Areas of the Building until the date that Landlord delivers portion C to Tenant. Upon such delivery of Portion C to Tenant, Portion D shall become part of the Premises.

(b)  Condition of Portion D. Notwithstanding anything in the Second Amendment to the contrary, Landlord shall deliver Portion D to Tenant in its current “as-is” condition. Any demolition, floor leveling, or other work required to prepare Portion D for Tenant’s occupancy shall be performed by Tenant, at Tenant’s sole cost, pursuant to the terms and conditions of Exhibit C to the Second Amendment.

5.  WAIVER OF EXPANSION SPACE B DELIVERY PENALTIES In consideration of Landlord’s delivery of Portion A and Portion B to Tenant prior to Delivery Deadline B, Tenant hereby waives all penalties for any failure of Landlord to deliver Expansion Space B to Tenant prior to Delivery Deadline B. Therefore, Section 4(b) of the Second Amendment is deleted in its entirety and shall be of no force and effect.

6.  EXPANSION SPACE B HVAC. Section 9(b) of the Second Amendment is deleted in its entirety.

7.  COMMENCEMENT DATE MEMORANDUM. Upon determination of the Portion C Rent Commencement Date, Landlord and Tenant shall execute the Commencement Date Memorandum in substantially the form attached hereto as Exhibit D to memorialize the Base Rent and dates for the Base Rent rates. Upon execution of the Commencement Date Memorandum attached hereto, the Existing CDM shall be void and of no further effect.

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8.  BROKERS OR FINDERS. Tenant represents and warrants to Landlord that except for Bradford Allen Realty Services (“Bradford”), it has engaged no broker or finder and that no claims for brokerage commissions or finders’ fees arising from any act of Tenant will arise in connection with the execution of this Amendment. Landlord represents and warrants to Tenant that except for Jones Lang LaSalle (“JLL” and together with Bradford, the “Broker”), it has engaged no broker or finder and that no claims for brokerage commissions or finders’ fees arising from any act of Landlord will arise in connection with the execution of this Amendment. Tenant shall indemnify, defend and hold harmless Landlord from and against any liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and warranty made by Tenant. Tenant and Landlord acknowledge and agree that no commissions shall be due and payable to Bradford and to JLL pursuant to this Amendment and that the Second Amendment shall control all commissions payable to Bradford and to JLL pursuant to Tenant’s lease of Expansion Space B. For purposes of Section 23 of the Second Amendment only, Commencement Date B shall be deemed to be the Portion C Rent Commencement Date.

9.  BINDING EFFECT. The Existing Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

10.  SUBMISSION. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant to lease the Additional Space on the terms and conditions herein contained.

11.  CONFIDENTIALITY. Landlord and Tenant acknowledge and agree that the terms of this Amendment and the Existing Lease are confidential and constitute proprietary information of Landlord and Tenant. Disclosure of the terms could adversely affect the ability of the parties to negotiate other leases and impair the parties’ relationship with other tenants. Accordingly, except as provided in this Section, the parties agree that they shall not intentionally and voluntarily disclose the terms and conditions of this Amendment or the Lease to any other tenant or apparent prospective tenant of the Building, either directly or indirectly, without the prior written consent of the other party; provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under the Lease, to its accountants, attorneys and other professional advisers and as required by applicable law. Landlord acknowledges that Tenant is a publically traded company and is required to disclose the terms of material contracts, including the terms of the Lease, in accordance with applicable law. Landlord may disclose the terms to prospective lenders and entities interested in purchasing the Building from Landlord. In addition, except as required by law, neither party shall make a press release or other public announcement with respect to the Lease, without the prior written consent of the other party.

[Signatures are on the following page]

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IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:			TENANT:

BURNHAM CENTER-111 WEST WASHINGTON, LLC, a Delaware limited liability company			GRUBHUB HOLDINGS, INC., a Delaware corporation

By:	111 West Washington Holdings, LLC, a		By:	/s/ Adam DeWitt
	Delaware limited liability company, its Sole		Name:	Adam DeWitt
	Manager		Title:	CFO

	By:	/s/ Ire Bergstein
	Name:	Ire Bergstein
	Title:	Vice President and Treasurer

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